Exhibit 99.1

OPES ACQUISITION CORP. ANNOUNCES SPECIAL STOCKHOLDERS MEETING TO APPROVE BUSINESS COMBINATION WITH BURGERFI ON DECEMBER 15, 2020

- Stockholders are Encouraged to Submit Their Vote Prior to the Special Meeting -

- This Vote is Separate from the Previous Vote Relating to the Extension Amendment -

MIAMI, FL, December 1, 2020 – OPES Acquisition Corp. (Nasdaq: OPES) (“OPES” or the “Company”) is announcing that it has set December 15, 2020, as the date of its special meeting of stockholders (the “Special Meeting”) to approve the previously announced business combination (the “Business Combination”) with BurgerFi International, LLC. (“BurgerFi”).

Notice of the Special Meeting, together with the definitive proxy statement relating to the Special Meeting, is expected to be mailed on or about December 2, 2020, to stockholders of record as of the close of business on November 24, 2020 (the “Record Date”).

The Special Meeting will be conducted via teleconference. Stockholders will be able to attend the meeting by using the following dial-in information:

US/CANADA Toll-Free Dial-In Number: (833) 962-1457

US/CANADA International Dial-In Number: (956) 394-3594

Conference ID: 4768828

Your vote is important no matter how many shares you own. You are encouraged to submit your vote as soon as possible. If you hold your shares in an account at a brokerage firm, bank or other similar agent, you may vote prior to the meeting by using your voting control number and instructions provided by your brokerage firm, bank or other similar agent. If you are a stockholder of record, you may vote prior to the special meeting by signing, dating, and mailing your proxy card in the return envelope provided with your proxy material.

The closing of the Business Combination is subject to approval by OPES’s stockholders and the satisfaction of other customary closing conditions and is expected to close as soon as practicable following the Special Meeting. Following the closing, Opes Acquisition Corp. will change its name to BurgerFi International, Inc.

About BurgerFi

Established in 2011, BurgerFi is among the nation's fastest-growing better burger concepts with approximately 125 BurgerFi restaurants domestically and internationally. The concept was chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% natural American angus beef with no steroids, antibiotics, growth hormones, chemicals, or additives. BurgerFi placed in the top 10 on Fast Casual's Top 100 Movers & Shakers list in 2020, was named "Best Burger Joint" by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a "Top Restaurant Brand to Watch" by Nation's Restaurant News in 2019, included in Inc. Magazine's 2015 Fastest Growing Private Companies List, and ranked on Entrepreneur's 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com, 'Like' BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

About OPES Acquisition Corp.

OPES Acquisition Corp. (Nasdaq: OPES, OPESW) is a special purpose acquisition company headquartered in Miami and organized for the purpose of effecting a merger, asset acquisition, stock purchase or other similar business combination with one or more businesses or entities. For more information, please visit www.opesacquisitioncorp.com.

Forward Looking Statements

The information herein contains certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made herein regarding the proposed transactions contemplated by the Membership Interest Purchase Agreement, including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on OPES’s and BurgerFi’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the timing of the completion of the Business Combination, (ii) the ability to satisfy the various conditions to the closing of the Business Combination set forth in the Membership Interest Purchase Agreement, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Membership Interest Purchase Agreement, (iv) the risk that there may be a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise), of BurgerFi or its subsidiaries or franchisees, taken as a whole; (v) risks related to disruption of management time from ongoing business operations due to the proposed Business Combination; (vi) the risk that any announcements relating to the proposed Business Combination could have adverse effects on the market price of OPES’s common stock; (vii) the amount of redemption requests made by OPES’s stockholders; and (viii) other risks and uncertainties indicated from time to time in the final prospectus of OPES for its initial public offering dated March 13, 2018 filed with the SEC and the definitive proxy statement on Schedule 14A filed with the SEC on December 1, 2020, relating to the proposed Business Combination, including those under “Risk Factors” therein, and in OPES’s other filings with the SEC. OPES cautions that the foregoing list of factors is not exclusive. OPES and BurgerFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. OPES and BurgerFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Important Information about the Business Combination and Where to Find It

On June 29, 2020, OPES Acquisition Corp. (“OPES”) and BurgerFi International, LLC (“BurgerFi”) entered into a Membership Purchase Agreement, as subsequently amended, pursuant to which OPES shall acquire 100% of the membership interests of BurgerFi (the “Business Combination”). In connection with the Business Combination, on December 1, 2020, OPES filed with the SEC the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) relating to the Business Combination. OPES will file any other relevant documents in connection with the Business Combination with the SEC. OPES will mail the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Business Combination. INVESTORS AND STOCKHOLDERS OF OPES ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT OPES WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPES, BURGERFI, AND THE BUSINESS COMBINATION. The Definitive Proxy Statement and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by OPES with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to OPES at: 4218 NE 2nd Avenue, Miami, FL 33137.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Participants in the Solicitation

OPES and its directors and executive officers may be deemed participants in the solicitation of proxies from OPES’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in OPES are included in the Definitive Proxy Statement at www.sec.gov. Information about OPES’s directors and executive officers and their ownership of OPES common stock is set forth in OPES’s prospectus, dated March 13, 2018, OPES’s Annual Report on Form 10-K, dated March 30, 2020 and the Definitive Proxy Statement, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the Definitive Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

BurgerFi and its members and managers may also be deemed to be participants in the solicitation of proxies from the stockholders of OPES in connection with the proposed Business Combination. A list of the names of such members and managers and information regarding their interests in the proposed Business Combination are included in the Definitive Proxy Statement.

OPES Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

OPES@gatewayir.com

Company Contacts:

OPES

Ashley Spitz, ashley@opesacquisitioncorp.com

BurgerFi International

Crystal Rosatti, crystal@burgerfi.com